Exhibit 99.1

Media Contact:

Elliot Fox

W2O Group

212.257.6724

efox@w2ogroup.com

Investor Contact:

Mindy Lowe

Esperion Therapeutics, Inc.

734.887.3903

mlowe@esperion.com

Esperion Therapeutics Announces Removal of PPAR Partial Clinical Hold for ETC-1002

Conference Call and Webcast on Monday, February 2, 2015 at 4:30 p.m. Eastern Time

Ann Arbor, Mich., — (February 2, 2015) — Esperion Therapeutics, Inc. (NASDAQ: ESPR), an emerging pharmaceutical company focused on developing and commercializing first-in-class, oral, low-density lipoprotein cholesterol (LDL-cholesterol) lowering therapies for the treatment of hypercholesterolemia and other cardio-metabolic risk markers, today announced the U.S. Food and Drug Administration (FDA) has removed the peroxisome proliferator-activated receptor (PPAR) partial clinical hold on ETC-1002. The action by the FDA will now allow Esperion to conduct clinical trials exceeding six months in duration.

“We are pleased to receive a positive and rapid response from the FDA following our submission in early January of a complete response to the PPAR partial clinical hold,” said Tim M. Mayleben, president and chief executive officer of Esperion. “The removal of the PPAR partial clinical hold is an important milestone on the path toward initiation of our Phase 3 clinical program for ETC-1002 later this year.”

Conference Call and Webcast Details

The Esperion management team will host a conference call and webcast today at 4:30 p.m. Eastern Time (ET). The live event will be accessible on the investor relations section of the Esperion website at www.esperion.com, or by calling (877) 831-3840 (domestic) or (253) 237-1184 (international). The access code is 78973905. A replay of the event will be available approximately one hour after completion and will be archived on the Company’s website for approximately 90 days following the event.

Esperion’s Commitment to Cardiometabolic Disease

Esperion is committed to improving the lives of patients with cardiometabolic diseases. The Esperion team leverages its understanding of, and experience with, key biological pathways to discover and develop innovative therapies for the treatment of patients with hypercholesterolemia who have uncontrolled cholesterol levels despite the use of currently available therapies. Esperion has assembled a portfolio of programs including one product candidate in late-stage clinical evaluation (ETC-1002) and two pre-clinical product candidates.

About Esperion Therapeutics

Esperion Therapeutics, Inc. is an emerging pharmaceutical company focused on developing and commercializing first-in-class, oral, LDL-cholesterol-lowering therapies for the treatment of patients with hypercholesterolemia and other cardiometabolic risk markers. ETC-1002, Esperion’s lead product candidate, is a unique, first-in-class, orally available, once-daily small molecule designed to lower LDL-cholesterol levels and avoid the side effects associated with therapies currently available for lowering LDL-cholesterol. ETC-1002 is being developed primarily for patients with hypercholesterolemia and a history of statin intolerance. For more information, please visit www.esperion.com and follow us on Twitter at https://twitter.com/EsperionInc.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the therapeutic potential of, and clinical development plan for, ETC-1002. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, the risk that positive results from a clinical study of ETC-1002 may not necessarily be predictive of the results of future clinical studies, particularly in different or larger patient populations, or the risk that other unanticipated developments could interfere with the development (and commercialization) of ETC-1002, as well as other risks detailed in Esperion’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.